Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS
2017 FOURTH QUARTER AND FULL YEAR RESULTS AND
PROVIDES 2018 GUIDANCE

MORRISTOWN, NJ, February 22, 2018 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste and energy solutions, reported financial results today for the year ended December 31, 2017.

	Year Ended December 31,
	2016	2017
	(Unaudited, $ in millions, except per share amounts)
Revenue	$1,699	$1,752
Net (loss) income	$(4)	$57
Adjusted EBITDA	$410	$408
Net cash provided by operating activities	$286	$243
Free Cash Flow Before Working Capital	$135	$88
Free Cash Flow	$176	$132
Diluted EPS	$(0.03)	$0.44
Adjusted EPS	$(0.06)	$(0.37)
Reconciliations of non-GAAP measures can be found in the exhibits to this press release.

Highlights and Accomplishments

•	2017 financial performance in-line with guidance ranges

•	Dublin commenced commercial operations

•	Announced strategic partnership with the Green Investment Group ("GIG")

•	Fairfax restarted operations in late December 2017

•	Continued progress on strategic initiatives that support organic growth

“We are entering the year in a strong position to deliver on our 2018 plan and execute on our attractive longer-term growth opportunities”, said Stephen J. Jones, Covanta's President and CEO. “The Dublin plant is operating extremely well, waste markets are robust, and metal prices have clearly firmed. Our strategic partnership with GIG headlines our international development plan, and we are excited about the growth opportunities this platform enables. The Rookery project is scheduled to break ground in the first half of 2018, and we expect incremental progress on other UK development projects as we move through the year. We look forward to solid growth in 2018, supported by the recovery of the Fairfax facility, and I am excited by the growth trajectory going forward."

More detail on our fourth quarter and full year results can be found in the exhibits to this release and in our fourth quarter 2017 earnings presentation found in the Investor Relations section of the Covanta website at www.covanta.com.

2018 Guidance
The Company established guidance for 2018 for the following key metrics:

(In millions)

Metric	2017 Actual	2018 Guidance Range (1)
Adjusted EBITDA	$408	$425 - $455
Free Cash Flow Before Working Capital	$88	$100 - $130
Free Cash Flow	$132	$70 - $100

(1) For additional information on the reconciliation of Free Cash Flow and Free Cash Flow Excluding Working Capital to Cash flow provided by operating activities, see Exhibit 5 of this press release. Guidance as of February 22, 2018.

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Friday, February 23, 2018 to discuss its fourth quarter and full year results.

The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 1-866-393-4306 approximately 10 minutes prior to the scheduled start of the call. If calling outside of the United States, please dial 1-734-385-2616. Please request the “Covanta Holding Corporation Earnings Conference Call” when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations section of the Covanta website at www.covanta.com.

An archived webcast will be available two hours after the end of the conference call and can be accessed through the Investor Relations section of the Covanta website at www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Energy-from-Waste facilities safely convert approximately 20 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle over 550,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contact
Dan Mannes
1-862-345-5456
IR@covanta.com

Media Contact
James Regan
1-862-345-5216

Covanta Holding Corporation	Exhibit 1
Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31, 2017
	2017	2016	2017	2016
	(Unaudited) (In millions, except per share amounts)
OPERATING REVENUE:
Waste and service revenue	$329	$312	$1,231	$1,187
Energy revenue	93	91	334	370
Recycled metals revenue	28	17	82	61
Other operating revenue	45	37	105	81
Total operating revenue	495	457	1,752	1,699
OPERATING EXPENSE:
Plant operating expense	319	276	1,271	1,177
Other operating expense, net	27	41	51	86
General and administrative expense	30	29	112	100
Depreciation and amortization expense	60	52	215	207
Impairment charges ⁽ᵃ⁾	1	1	2	20
Total operating expense	437	399	1,651	1,590
Operating income	58	58	101	109
OTHER INCOME (EXPENSE):
Interest expense, net	(41)	(35)	(147)	(138)
Gain (loss) on asset sales ⁽ᵃ⁾	—	1	(6)	44
Loss on extinguishment of debt ⁽ᵃ⁾	(71)	—	(84)	—
Other (expense) income, net	(1)	—	1	(1)
Total other expense	(113)	(34)	(236)	(95)
(Loss) income before income tax benefit (expense) and equity in net income from unconsolidated investments	(55)	24	(135)	14
Income tax benefit (expense) ⁽ᵇ⁾	186	(17)	191	(22)
Equity in net income from unconsolidated investments	—	1	1	4
Net income (loss) ⁽ᵇ⁾	$131	$8	$57	$(4)

Weighted Average Common Shares Outstanding:
Basic	130	129	130	129
Diluted	131	131	131	129

Earnings (Loss) Per Share: ⁽ᵇ⁾
Basic	$1.02	$0.06	$0.44	$(0.03)
Diluted	$1.01	$0.06	$0.44	$(0.03)

Cash Dividend Declared Per Share	$0.25	$0.25	$1.00	$1.00

(a) For additional information, see Exhibit 4 of this Press Release.
(b) The three and twelve months ended December 31, 2017 include a provisional net tax benefit of $183 million ($1.39 and $1.40 per diluted share, respectively) associated with the enactment of the Tax Cuts and Jobs Act of 2017. The enactment of this legislation resulted in an estimated income tax benefit and net income increase of $204 million, primarily due to a one-time revaluation of our net deferred tax liability based on a U.S. federal tax rate of 21%, partially offset by the estimated impact of a one-time transition tax on our unremitted foreign earnings totaling $21 million, which we will elect to offset with historical net operating losses. These amounts are provisional and subject to change.

Covanta Holding Corporation	Exhibit 2
Consolidated Balance Sheets

	As of December 31,
	2017	2016
	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$46	$84
Restricted funds held in trust	43	56
Receivables (less allowances of $14 million and $9 million, respectively)	341	332
Prepaid expenses and other current assets	73	72
Assets held for sale (a)	653	—
Total Current Assets	1,156	544
Property, plant and equipment, net	2,606	3,024
Restricted funds held in trust	28	54
Waste, service and energy contract intangibles, net	251	263
Other intangible assets, net	36	34
Goodwill	313	302
Other assets	51	63
Total Assets	$4,441	$4,284
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$10	$9
Current portion of project debt	23	22
Accounts payable	151	98
Accrued expenses and other current liabilities	313	289
Liabilities held for sale (a)	540	—
Total Current Liabilities	1,037	418
Long-term debt	2,339	2,243
Project debt	151	361
Deferred income taxes (b)	412	617
Other liabilities	75	176
Total Liabilities	4,014	3,815
Equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 shares, outstanding 131 and 130, respectively)	14	14
Additional paid-in capital	822	807
Accumulated other comprehensive loss	(55)	(62)
Accumulated deficit	(353)	(289)
Treasury stock, at par	(1)	(1)
Total Equity	427	469
Total Liabilities and Equity	$4,441	$4,284

(a) During the fourth quarter of 2017, our EfW facility in Dublin, Ireland met the criteria to be classified as held for sale.
(b) For additional information, see Exhibit 1 - Note (b) of this Press Release.

Covanta Holding Corporation	Exhibit 3
Consolidated Statements of Cash Flow

	Twelve Months Ended December 31,
	2017	2016
	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net income (loss)	$57	$(4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	215	207
Amortization of deferred debt financing costs	7	6
Loss (gain) on asset sales ⁽ᵃ⁾	6	(44)
Impairment charges ⁽ᵃ⁾	2	20
Loss on extinguishment of debt ⁽ᵃ⁾	84	—
Stock-based compensation expense	18	16
Provision for doubtful accounts	9	2
Equity in net income from unconsolidated investments	(1)	(4)
Deferred income taxes (b)	(193)	21
Dividends from unconsolidated investments	2	2
Other, net	(13)	(1)
Change in restricted funds held in trust	1	22
Change in working capital, net of effects of acquisitions	44	41
Changes in noncurrent assets and liabilities, net	5	2
Net cash provided by operating activities	243	286
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(277)	(359)
Acquisition of businesses, net of cash acquired	(16)	(9)
Proceeds from asset sales	4	109
Property insurance proceeds	8	3
Other, net	(8)	2
Net cash used in investing activities	(289)	(254)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	400	—
Proceeds from borrowings on revolving credit facility	952	744
Proceeds from borrowing on Dublin project financing	643	159
Payment related to Dublin interest rate swap	(17)	—
Payments on the Dublin Convertible Preferred	(132)	—
Payments of borrowings on revolving credit facility	(850)	(749)
Payments on long-term debt	(415)	(4)
Payments on equipment financing capital leases	(5)	(4)
Principal payments on project debt	(382)	(51)
Payment of deferred financing costs	(21)	(6)
Payment of Dublin financing costs	(19)	—
Cash dividends paid to stockholders	(131)	(131)
Change in restricted funds held in trust	(37)	28
Common stock repurchased	—	(20)
Financing of insurance premiums, net	20	—
Other, net	(3)	(10)
Net cash provided by (used in) financing activities	3	(44)
Effect of exchange rate changes on cash and cash equivalents	5	—
Net decrease in cash and cash equivalents	(38)	(12)
Cash and cash equivalents at beginning of period	84	96
Cash and cash equivalents at end of period	$46	$84

(a) For additional information, see Exhibit 4 of this Press Release.
(b) For additional information, see Exhibit 1 - Note (b) of this Press Release.

Covanta Holding Corporation	Exhibit 4
Consolidated Reconciliation of Net Income (Loss) and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(Unaudited, in millions)
Net Income (Loss) (a)	$131	$8	$57	$(4)

Depreciation and amortization expense	60	52	215	207
Interest expense, net	41	35	147	138
Income tax (benefit) expense (a)	(186)	17	(191)	22
Impairment charges (b)	1	1	2	20
(Gain) loss on asset sales ⁽ᶜ⁾	—	(1)	6	(44)
Loss on extinguishment of debt (d)	71	—	84	—
Property insurance recoveries, net (e)	—	—	(2)	—
Capital type expenditures at client owned facilities (f)	19	10	55	39
Debt service billings in excess of revenue recognized	1	1	5	4
Business development and transaction costs	4	—	5	2
Severance and reorganization costs	—	—	1	3
Stock-based compensation expense	2	3	18	16
Other (g)	3	2	6	7
Adjusted EBITDA	$147	$128	$408	$410
Capital type expenditures at client owned facilities (f)	(19)	(10)	(55)	(39)
Cash paid for interest, net of capitalized interest	(32)	(44)	(132)	(135)
Cash paid for taxes, net	—	1	—	(6)
Equity in net income from unconsolidated investments	—	(1)	(1)	(4)
Dividends from unconsolidated investments	1	—	2	2
Adjustment for working capital and other	32	62	21	58
Net cash provided by operating activities	$129	$136	$243	$286

(a)	For additional information, see Exhibit 1 - Note (b) of this Press Release.

(b)
During the year ended December 31, 2016, we recorded a non-cash impairment totaling $20 million which primarily consisted of $13 million related to the previously planned closure of our Pittsfield EfW facility in March 2017, which we now continue to operate, and $3 million related to an investment in a joint venture to recover and recycle metals.

(c) During the year ended December 31, 2017, we recorded a $6 million charge for indemnification claims related to the sale of our interests in China, which was completed in 2016. During the year ended ended December 31, 2016, we recorded a $41 million gain on the sale of our interests in China.

(d)	During the year ended December 31, 2017, we recorded a $71 million loss related to our Dublin debt refinancing and a $13 million loss related to the redemption of our 7.25% Senior Notes.

(e)	During the year ended December 31, 2017, we recorded a $2 million property insurance gain related to our property insurance recoveries.
(f) Adjustment for impact of adoption of FASB ASC 853 - Service Concession Arrangements. These types of capital equipment related expenditures at our service fee operated facilities were historically capitalized prior to adoption of this new accounting standard effective January 1, 2015 and are capitalized at facilities that we own.
(g) Includes certain other items that are added back under the definition of Adjusted EBITDA in Covanta Energy, LLC's credit agreement.

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Free Cash Flow Before Working Capital

	Three Months Ended December 31,		Twelve Months Ended December 31,		Full Year Estimated 2018
	2017	2016	2017	2016
	(Unaudited, in millions)
Net cash provided by operating activities	$129	$136	$243	$286	$195 - $225
Add: Changes in restricted funds - operating (a)	—	—	—	—	10
Less: Maintenance capital expenditures (b)	(27)	(28)	(111)	(110)	(140 - 130)
Free Cash Flow	$102	$108	$132	$176	$70 - $100
Less: Changes in working capital	(74)	(52)	(44)	(41)	20 - 40
Free Cash Flow Before Working Capital	$28	$56	$88	$135	$100 - $130

(a) Adjustment for the impact of the pending adoption of ASU 2016-18 effective January 1, 2018. Upon adoption, the statement of cash flows will explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, beginning in 2018, changes in restricted funds will be eliminated in arriving at net cash, cash equivalents and restricted funds provided by operating activities.

(b)   Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. Maintenance capital expenditures in 2017 include amounts incurred but not paid as of December 31, 2017. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Maintenance capital expenditures	$(27)	$(28)	$(111)	$(110)
Maintenance capital expenditures incurred but not yet paid	5	—	5	—
Capital expenditures associated with construction of Dublin EfW facility	(26)	(30)	(117)	(162)
Capital expenditures associated with organic growth initiatives	(6)	(8)	(33)	(46)
Capital expenditures associated with the New York City MTS contract	—	—	—	(3)
Capital expenditures associated with Essex County EfW emissions control system	(1)	(6)	(4)	(33)
Total capital expenditures associated with growth investments	(33)	(44)	(154)	(244)
Capital expenditures associated with property insurance events	(4)	(5)	(17)	(5)
Total purchases of property, plant and equipment	$(59)	$(77)	$(277)	$(359)

Covanta Holding Corporation	Exhibit 6
Reconciliation of Diluted Earnings (Loss) Per Share to Adjusted EPS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(Unaudited)
Diluted Earnings (Loss) Per Share:⁽ᵃ⁾	$1.01	$0.06	$0.44	$(0.03)
Reconciling Items (b)	(0.92)	0.11	(0.81)	(0.03)
Adjusted EPS	$0.09	$0.17	$(0.37)	$(0.06)

(a) For additional information, see Exhibit 1 - Note (b) of this Press Release.
(b) For details related to the Reconciling Items, see Exhibit 6A of this Press Release.

Covanta Holding Corporation	Exhibit 6A
Reconciling Items

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited) (In millions, except per share amounts)
Reconciling Items
Impairment charges (a)	$1	$1	$2	$20
(Gain) loss on asset sales (a)	—	(1)	6	(44)
Property insurance recoveries (a)	—	—	(2)	—
Severance and reorganization costs	—	—	1	2
Loss on extinguishment of debt (a)	71	—	84	—
Effect on income of derivative instruments not designated as hedging instruments	—	—	—	2
Effect of foreign exchange loss on indebtedness	—	—	(2)	(1)
Other	1	—	1	—
Total Reconciling Items, pre-tax	73	—	90	(21)
Pro forma income tax impact (b)	1	—	(4)	2
Adjustment to uncertain tax positions	—	14	—	14
Grantor trust activity	(11)	—	(9)	1
Impact of federal tax reform rate change (c)	(204)	—	(204)	—
Transition tax (c)	21	—	21	—
Total Reconciling Items, net of tax	$(120)	$14	$(106)	$(4)
Diluted Per Share Impact	$(0.92)	$0.11	$(0.81)	$(0.03)
Weighted Average Diluted Shares Outstanding	131	131	131	129

(a) For additional information, see Exhibit 4 of this Press Release.
(b) We calculate the federal and state tax impact of each item using the statutory federal tax rate and applicable blended state rate.
(c) For additional information, see Exhibit 1 - Note (b) of this Press Release.

Covanta Holding Corporation		Exhibit 7
Supplemental Information
(Unaudited, $ in millions)
	Year Ended December 31,
	2017	2016
Waste and service revenue:
EfW tip fees	$572	$551
EfW service fees	393	406
Environmental services (a)	129	104
Municipal services (b)	194	186
Other (c)	42	36
Intercompany (d)	(99)	(96)
Total waste and service	1,231	1,187
Energy Revenue:
Energy sales	288	321
Capacity	46	40
Other (e)	—	9
Total energy revenue	334	370
Recycled metals revenue:
Ferrous	48	38
Non-ferrous	34	23
Total recycled metals	82	61
Other revenue (f)	105	81
Total revenue	$1,752	$1,699

Operating expense:
Plant operating expense:
Plant maintenance	$311	$279
Other plant operating expense	960	898
Total plant operating expense	1,271	1,177
Other operating expense	51	86
General and administrative	112	100
Depreciation and amortization	215	207
Impairment charges	2	20
Total operating expense	$1,651	$1,590

Operating Income	$101	$109

Operating income excluding impairment charges	$103	$129

(a) Includes the operation of material processing facilities and related services provided by our CES business.
(b) Consists of transfer stations and transportation component of NYC MTS contract.
(c) Includes waste brokerage, debt service and other revenue not directly related to EfW waste processing activities.
(d) Consists of elimination of intercompany transactions primarily relating to transfer stations.
(e) Includes biomass and China operations in 2016.
(f) Consists primarily of construction revenue.
Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation							Exhibit 8
Revenue and Operating Income Changes - FY 2016 to FY 2017
(Unaudited, $ in millions)
				Contract Transitions (b)
	FY 2016	Organic Growth (a)%		Waste	PPA	Transactions (c)	Total Changes	FY 2017
Waste and service revenue:
EfW tip fees	$551	$(16)	(2.8)%	$18	$—	$19	$21	$572
EfW service fees	406	—	0.1%	(14)	—	—	(13)	393
Environmental services	104	16	15.6%	—	—	9	25	129
Municipal services	186	8	4.0%	—	—	—	8	194
Other	36	7	20.4%	—	—	—	6	42
Intercompany	(96)	(3)		—	—	—	(3)	(99)
Total waste and service revenue	1,187	13	1.1%	4	—	28	44	1,231
Energy revenue:
Energy sales	321	(23)	(7.1)%	5	(25)	10	(33)	288
Capacity	40	7	17.5%	—	(3)	1	6	46
Other	9	—		—	—	(9)	(9)	—
Total energy revenue	370	(15)	(4.2)%	5	(28)	2	(36)	334
Recycled metals revenue:
Ferrous	38	9	22.9%	—	—	—	10	48
Non-ferrous	23	11	48.6%	—	—	—	11	34
Total recycled metals revenue	61	20	32.5%	—	—	—	21	82
Other revenue	81	24	29.7%	—	—	—	24	105
Total revenue	$1,699	$41	2.4%	$9	$(28)	$30	$53	$1,752
Operating expense:
Plant operating expense:
Plant maintenance	$279	$32	11.6%	$—	$—	$—	$32	$311
Other plant operating expense	898	54	6.0%	1	—	7	62	960
Total plant operating expense	1,177	86	7.3%	1	—	7	94	1,271
Other operating expense	86	(24)	(28.3)%	(10)	—	—	(35)	51
General and administrative	100	12	11.7%	—	—	—	12	112
Depreciation and amortization	207	(3)	(1.2)%	3	—	7	8	215
Total operating expense (d)	$1,570	$71	4.5%	$(7)	$—	$15	$79	$1,649
Operating income (loss) (d)	$129	$(30)		$16	$(28)	$15	$(26)	$103

(a) Reflects the performance at each facility on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures and the addition or loss of operating contracts.
(d) Excludes impairment charges
Note: Certain amounts may not total due to rounding

EfW Operating Metrics (Unaudited)									Exhibit 9

	Three Months Ended				Twelve Months Ended	Three Months Ended				Twelve Months Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,
	2017	2017	2017	2017	2017	2016	2016	2016	2016	2016
EfW Waste
Tons: (in millions)
Tip fee - contracted	1.9	2.0	2.0	2.1	8.0	2.0	2.2	2.2	2.1	8.4
Tip fee - uncontracted	0.6	0.5	0.5	0.5	2.1	0.6	0.5	0.5	0.6	2.2
Service fee	2.1	2.3	2.2	2.1	8.6	2.1	2.3	2.4	2.2	8.9
Total tons	4.6	4.8	4.7	4.7	18.7	4.7	5.0	5.1	4.9	19.5

EfW tip fee per ton:
Contracted	$48.68	$54.05	$52.75	$58.30	$52.87	$45.88	$48.70	$48.41	$48.65	$47.39
Uncontracted	$68.45	$76.02	$73.98	$71.35	$72.25	$62.10	$72.57	$74.15	$68.25	$68.95
Average revenue per ton	$54.11	$57.13	$57.03	$60.06	$57.11	$48.94	$52.26	$52.49	$53.73	$51.89

EfW Energy
Energy sales: (MWh in millions)
Contracted	0.6	0.6	0.6	0.6	2.5	0.7	0.9	0.8	0.7	3.1
Hedged	0.6	0.7	0.7	0.8	2.7	0.4	0.4	0.5	0.6	1.9
Market	0.2	0.2	0.2	0.2	0.8	0.2	0.2	0.2	0.3	1.0
Total energy sales	1.4	1.4	1.5	1.6	6.0	1.4	1.5	1.5	1.6	6.1

Market sales by geography:
PJM East	0.1	—	—	—	0.2	0.1	0.1	0.1	0.1	0.3
NEPOOL	—	0.1	0.1	—	0.2	—	0.1	0.1	0.1	0.2
NYISO	—	—	—	—	0.1	—	—	—	—	0.1
Other	0.1	0.1	0.1	0.1	0.3	0.1	0.1	0.1	0.1	0.4
Revenue per MWh: (excludes capacity)
Contracted	$70.85	$67.70	$66.58	$72.23	$69.36	$67.65	$62.06	$65.82	$69.23	$65.98
Hedged	$47.76	$29.02	$32.25	$32.11	$34.92	$62.64	$37.19	$37.98	$36.64	$42.77
Market	$24.44	$27.80	$25.79	$36.94	$28.84	$27.91	$26.02	$37.32	$34.44	$31.35
Average revenue per MWh	$53.76	$44.83	$45.83	$48.69	$48.26	$59.30	$49.25	$52.63	$50.33	$52.70

Metals
Tons recovered, net: (in thousands)
Ferrous	95	98	98	105	396	95	102	101	103	401
Non-ferrous	9	9	10	10	38	8	9	10	9	36
Tons sold, net: (in thousands)
Ferrous	60	68	81	92	302	86	77	72	110	345
Non-ferrous	9	5	8	9	31	8	9	10	9	36
Revenue per ton:
Ferrous	$169	$152	$158	$151	$157	$91	$138	$117	$105	$111
Non-ferrous	$615	$892	$1,201	$1,570	$1,088	$624	$650	$581	$675	$632

EfW plant operating expenses: ($ in millions)
Plant operating expenses - gross	$275	$254	$232	$264	$1,025	$256	$255	$216	$225	$952
Less: Client pass-through costs	(10)	(13)	(14)	(22)	(59)	(10)	(9)	(9)	(13)	(41)
Less: REC sales - contra-expense	(3)	(2)	(3)	(5)	(13)	(3)	(1)	(2)	(3)	(9)
Plant operating expenses - reported	$262	$239	$215	$237	$953	$243	$245	$205	$209	$902
Client pass-throughs as % of gross costs	3.6%	5.1%	6.0%	8.4%	5.8%	3.9%	3.5%	4.2%	5.6%	4.3%

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding

Covanta Holding Corporation							Exhibit 10
Supplemental Information - Waste and Service Revenue and Other Plant Operating Expense (a)
(Unaudited, $ in millions)
	Three Months Ended
	Mar. 31,	June 30,	Sept. 30,	Dec. 31,	Mar. 31,	June 30,	Sept. 30,	Dec. 31,
	2017	2017	2017	2017	2016	2016	2016	2016
Waste and service revenue:
EfW tip fees	$131	$143	$142	$156	$126	$138	$143	$144
EfW service fees	98	97	95	103	100	100	97	110
Environmental services	29	32	34	34	23	26	27	28
Municipal services	44	52	50	47	43	49	48	46
Other	8	10	12	12	8	9	9	9
Intercompany	(23)	(25)	(26)	(24)	(21)	(24)	(26)	(25)
Total waste and service revenue	$286	$310	$306	$329	$279	$297	$299	$312

Other plant operating expense:
EfW	$165	161	161	$163	$155	$164	$159	$152
Other	70	79	82	79	71	68	65	65
Total other plant operating expense	$234	$240	$243	$243	$226	$232	$224	$216

(a) Supplemental information provided in order to present details of waste and service revenue by service fee and tip fee contracts and the reclassification of profiled waste transportation revenues and costs to environmental services and "other" (non-EfW) plant operating expense, respectively

Note: Certain amounts may not total due to rounding.

Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, Free Cash Flow Before Changes in Working Capital, and Adjusted EPS, which are non-GAAP financial measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, Free Cash Flow Before Changes in Working Capital, and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA, Free Cash Flow, Free Cash Flow Before Changes in Working Capital, and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA
We use Adjusted EBITDA to provide additional ways of viewing aspects of operations that, when viewed with the GAAP results provide a more complete understanding of our core business. As we define it, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance plus adjustments to capital type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. Going forward, as larger parts of our business will be conducted through unconsolidated entities that we do not control, we will begin to adjust for our proportionate share of the entities depreciation and amortization, interest expense and taxes in order to improve comparability to the Adjusted EBITDA of our wholly owned entities.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the year ended and three months ended December 31, 2017 and 2016, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Our projections of the proportional contribution of our interests in the JV to our Adjusted EBITDA and Free Cash Flow are not based on GAAP net income/loss or Cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances in 2018 that are not representative or indicative of our results of operations and that are not currently determinable. Due to the uncertainty of the likelihood, amount and timing of any such adjusting items, we do not have information available to provide a quantitative reconciliation of projected net income/loss to an Adjusted EBITDA projection.
Free Cash Flow and Free Cash Flow Before Changes in Working Capital
Free Cash Flow is defined as cash flow provided by operating activities, plus changes in restricted funds - operating, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. Free Cash Flow Before Changes in Working Capital is defined as Free Cash Flow excluding changes in working capital.
We use the non-GAAP measures of Free Cash Flow and Free Cash Flow Before Changes in Working Capital as criteria of liquidity and performance-based components of employee compensation. We use Free Cash Flow and Free Cash Flow before Changes in Working Capital as measures of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow and Free Cash Flow Before Changes in Working Capital for the year ended and three months ended December 31, 2017 and 2016, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.
Adjusted EPS
Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include impairment charges, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.
We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the year ended and three months ended December 31, 2017 and 2016, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements with respect to Covanta include, but are not limited to:

•
the risks and uncertainties affecting Covanta's business described in periodic securities filings by Covanta with the SEC. Important factors, risks, and uncertainties that could cause actual results of Covanta and the JV to differ materially from those forward-looking statements include, but are not limited to:

•
seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and Covanta's ability to renew or replace expiring contracts at comparable prices and with other acceptable terms;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, tax laws, environmental laws, labor laws and healthcare laws;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at Covanta's facilities and Covanta's ability to retain the rights to operate facilities Covanta does not own;

•	Covanta's and the joint ventures ability to avoid adverse publicity or reputational damage relating to its business;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	Covanta's ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	Covanta's ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	Covanta's ability to avoid defaults under its long-term contracts;

•	performance of third parties under its contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by Covanta's existing indebtedness and its ability to perform its financial obligations and guarantees and to refinance its existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of its business;

•	restrictions in its certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	Covanta's and the joint ventures ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•	other risks and uncertainties affecting Covanta's businesses described periodic securities filings by Covanta with the SEC.
Although Covanta believes that its plans, cost estimates, returns on investments, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's and the joint ventures future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.